PROSPECTUS Dated                                        Pricing Supplement No. 7
December 19, 2008                                       December 14, 2009

                                                              Rule 424 (b)(3)
                                                          Registration Statement
                                                              No. 333-156360

                              U.S. $10,000,000,000

                          FORD MOTOR CREDIT COMPANY LLC

                           FLOATING RATE DEMAND NOTES

                                   ----------

                             Interest Rate Per Annum

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
  Period     Tier One Notes    Tier Two Notes   Tier Three Notes
Beginning     Under $15,000   $15,000-$50,000     Over $50,000
----------   --------------   ---------------   ----------------
12/14/2009         2.30%            2.45%              2.60%